UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 25, 2018
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Elliott Avenue West
Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition
On July 25, 2018, F5 Networks, Inc. issued a press release regarding its financial results for the third quarter ended June 30, 2018. The press release is attached hereto as Exhibit 99.1. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 2.05	Costs Associated with Exit or Disposal Activities
On July 20, 2018, the management of F5 Networks, Inc. (the “Company”) initiated implementation of a restructuring program to match strategic and financial objectives and optimize resources for long term growth, including a reduction in force program affecting approximately 230 employees. As part of the restructuring, the Company plans to close its Lowell, Massachusetts office and reduce leased office space.
The Company estimates expenses relating to these actions at approximately $23 million to $25 million. The Company currently expects the reduction in force charges, consisting primarily of severance benefits, to be in the range of $20.0 million to $21.5 million; and the lease space reduction, consisting of lease termination and other facility costs, to be in the range of $3.0 million to $3.5 million. The Company anticipates that most of these charges will be recognized in the Company’s fourth fiscal quarter of 2018.
This item contains forward-looking statements including, among other things, statements regarding the amount and timing of the expected charges related to the announced restructuring program. These forward-looking statements are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to the Company’s ability to implement the reduction in force and lease space reduction; and possible changes in the size and components of the expected charges and cash expenditures. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. The Company assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this report.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

99.1	Press Release of F5 Networks, Inc. announcing quarterly earnings dated July 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: July 25, 2018	By:	/s/ François Locoh-Donou
François Locoh-Donou
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of F5 Networks, Inc. announcing quarterly earnings dated July 25, 2018.